                                                                     EXHIBIT 11

                        FIRST USA, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE

                 (Dollars in thousands, except per share data)

                                                                      Fiscal Year Ended June 30,
                                                      -------------------------------------------------------
                                                         1996                     1995                1994
                                                      -----------             -----------          -----------
    Primary
    -------
    Income before extraordinary item                  $   246,736             $   178,422           $   103,514
    Less accrual of preferred stock dividends                 --                      --                 (3,436)
                                                      -----------             -----------            -----------
    Income before extraordinary item applicable
      to common stock                                     246,736                 178,422               100,078
    Extraordinary item, net of tax benefit                    --                      --                (10,637)
                                                      -----------             -----------            -----------
    Net income applicable to common stock for
      primary net income per share                    $   246,736             $   178,422           $    89,441
                                                      ===========             ===========           ===========
    Weighted average common and common
      equivalent shares outstanding
        Average common shares outstanding              59,544,435              58,409,719            51,260,192
        Common stock equivalents:
          Stock options                                 2,584,192               2,597,686             2,622,030
          Mandatory convertible preferred stock         4,791,475               4,791,475                   --
                                                      -----------             -----------           -----------
        Weighted average common and common
          equivalent shares                            66,920,102              65,798,880            59,882,222
                                                      ===========             ===========           ===========
    Income before extraordinary item                  $      3.69             $      2.71           $      1.67
    Extraordinary item, net of tax benefit                    --                      --                  (0.18)
                                                      -----------             -----------           -----------
    Net income per share                              $      3.69             $      2.71           $      1.49
                                                      ===========             ===========           ===========

    Fully diluted
    -------------
    Income before extraordinary item applicable
      to common stock                                 $   246,736             $   178,422           $   103,514
    Extraordinary item, net of tax benefit                    --                      --                (10,637)
                                                      -----------             -----------           -----------
    Net income applicable to common stock             $   246,736             $   178,422           $    92,877
                                                      ===========             ===========           ===========
    Weighted average common and common
      equivalent shares outstanding
        Average common shares outstanding              59,544,435              58,409,719            57,260,192
        Common stock equivalents:
          Stock options                                 2,743,195               2,815,768             2,760,155
          Mandatory convertible preferred stock         4,791,475               4,791,475             1,717,123
                                                      -----------             -----------           -----------
        Weighted average common and common
          equivalent shares                            67,079,105              66,016,962            61,737,470
                                                      ===========             ===========           ===========
    Income before extraordinary item                  $      3.68             $      2.70           $      1.68
    Extraordinary item, net of tax benefit                    --                      --                  (0.18)
                                                      -----------             -----------           -----------
    Net income per share                              $      3.68             $      2.70           $      1.50
                                                      ===========             ===========           ===========
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